SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           Amendment 1
                               to
                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                          Pure Country
                 (Name of issuer in its charter)

     Nevada                   5900              88-0439010
 (State or other      (Primary Standard          (I.R.S.
  jurisdiction            Industrial             Employer
of incorporation)  Classification Code No.)   Identification
                                                   No.)
                  ____________________________
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
  (Address and telephone number of principal executive offices)
                  ____________________________
                     Lewis Eslick, President
                     8674 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688
    (Name, address and telephone number of agent for service)
                         With a copy to:
                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                      Las Vegas, NV  89107
                         (702) 650-5660

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. __





Title of each   Amount to   Proposed     Proposed    Amount of
  class of         be        maximum      maximum   registratio
securities to  registered   offering     aggregate       n
be registered               price per    offering       fee
                              share      price (1)

Common          2,712,000     $0.10     $271,200.00    $24.95
Shares, $.001
par value to
be sold by
selling
shareholders

Common          3,000,000     $0.10     300,000.00     $75.00
Shares, $.001
par value, to
be sold by
the Company

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. As of the date of the filing, there is no market for the registrant's securities. This price represents the price at which the Registrant is offering its shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        Explanatory Note
                      ---------------------

This registration statement covers (a) the primary public offering by Pure Country of 3,000,000 shares of common stock, $.001 par value, and (b) the concurrent offering of 2,712,000 shares of common stock by certain selling security holders of Pure Country. The initial public offering prospectus covers the shares being offered by Pure Country. A separate selling security holders prospectus will be used by the selling security holders in connection with an offering by them for their accounts of up to 2,712,000 shares of common stock. The selling security holders' prospectus is identical to the initial public offering prospectus, except for (1) alternate front and back cover pages, which alternate cover pages are noted in the registration statement, (2) the sections entitled "Summary," "Use of Proceeds," and "Plan of Distribution" which alternate sections are indicated in the registration statement, and (3) the section entitled "Determination of Offering Price" and "Dilution" which sections shall appear only in the initial public offering prospectus.








                           Prospectus

                          Pure Country

  Up to 3,000,000 Shares of Common Stock offered by the Company
                   ---------------------------

We are offering a maximum of 3,000,000 shares of our common stock for sale at $0.10 per share on a best-efforts basis and without the assistance of an underwriter. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (1) the date all of the 3,000,000 shares are sold, or (2) 180 days from the date of this prospectus.

No public market currently exists for the shares of common stock.

                   ---------------------------

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss.
See "risk factors" beginning on page 3 to read about factors you should consider before buying any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   ---------------------------

The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      The date of this prospectus is ______________, 2001.

          [ALTERNATE PAGE FOR SELLING SECURITY HOLDERS]

                           Prospectus

                          Pure Country

                       Concurrent Offering

       2,712,000 Shares of Common Stock, par value $0.001

Concurrent with this offering, Pure Country is registering 2,712,600 additional shares of common stock for sale by selling security holders who may wish to sell their shares in the open market or in privately negotiated prices and is identified in a separate prospectus. The offering by the selling security holders will start as soon as this registration statement is declared effective. Selling security holders will sell their shares at a price of $0.10 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Selling security holders may utilize the services of broker-dealers to assist the shareholders with the sale of their shares. No public market currently exists for the shares of common stock.

No public market currently exists for the shares of common stock.
                   ---------------------------

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss.
See "risk factors" beginning on page 3 to read about factors you should consider before buying any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   ---------------------------


The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      The date of this prospectus is ______________, 2001.

                        Table of Contents
Prospectus Summary                                             6
Risk Factors                                                   7
Risk related to Pure Country's financial condition             7
Risks related a highly speculative plan of operation           8
Risks related for the need of additional capital               9
Risks related to Pure Country's business                       9
Risks related to the Internet infrastructure                   9
Risks associated with Internet security                       10
Risk due to managements limited time devoted to Pure Country  11
Risks related to lack of managements experience               11
Risk related to the failure of Pure Country's market concept  11
Risks related to this offering                                12
Risk due to lack of public market for Pure Country's stock    12
Risks related to stock price fluctuations                     12
Risk related to Pure Country receiving little or no funding
from this offering                                            12
Forward-Looking Statements                                    11
Use of Proceeds                                               11
Determination of Offering Price                               12
Selling Security Holders                                      13
Plan of Distribution                                          16
Legal Proceedings                                             19
Directors, Executive Officers, Promoters And Control Persons 19 Security Ownership of Certain Beneficial Owners and Management20
Description of Securities                                     21
Interest of Named Experts and Counsel                         23
Disclosure   of   Commission  Position  on  Indemnification   for
Securities Act Liabilities                                    24
Description of Business                                       23
Management's Discussion and Plan of Operation                 29
Description of Property                                       30
Certain Relationships and Related Transactions                29
Market for Common Stock and Related Shareholder Matters       29
Executive Compensation                                        31
Financials                                                    32
Changes In and Disagreements With Accountants                 30
Where You Can Find More Information                           30
Experts                                                       31
Legal Matters                                                 31

Prospectus Summary

The Company

Pure Country is a Nevada Corporation formed on July 27, 1995. Our executive office is located at 8764 Carlitas Joy Court, Las
Vegas, NV 89117.  Our telephone number is (702) 228-4688.

The intent of the company is to provide a single hub whereby artisans and craftsmen could sell and market their wares through one entity. This concept was created prior to the onset of the Internet. With the emergence of the Internet as a gateway to global e-commerce, Pure Country believes it is in a unique position to take advantage of its original intent and to act as a conduit for artisans throughout the country.

Offerees and subscribers are urged to read this prospectus carefully and thoroughly.
The Offering

The number of shares    Up to 3,000,000 shares of common stock
being offered by Pure   shares of its common stock
Country:

Shares outstanding      6,000,000 shares
prior to the offering

Plan of Distribution:   Pure Country will offer and sell up to
                        3,000,000 shares for the offering price
                        of $0.10 per share, on a "best efforts"
                        basis for the purpose of providing
                        working capital for the Company. See
                        "Plan of Distribution" and "Use of
                        Proceeds."

Net proceeds:           Pure Country will receive the proceeds
                        derived from the sale of the aggregate
                        of 3,000,000 shares of its common stock.
                        See "Use of Proceeds."

[ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]
Concurrent Offering

Shares offered by       Up to 2,712,000 shares of common stock
Selling Security        held by the selling security holders
Holders:                that are presently outstanding;

Shares outstanding      6,000,000 shares
prior to the offering:

Plan of Distribution:   The selling security holders are
                        offering up to 2,712,000 shares of the
                        common stock of Pure Country. Sales of
                        the common stock may be made by the
                        selling security holders at a price of
                        $0.10 per share until our shares are
                        quoted on the Over the Counter Bulletin
                        Board and thereafter at prevailing
                        market prices or privately negotiated
                        prices.

Net proceeds:           We will not receive any of the proceeds
                        from the sale of the shares by the
                        selling security holders.



                          Risk Factors

An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks related to Pure Country's financial condition
Pure Country is a development stage company with no revenues and anticipates losses for the foreseeable future. It will be difficult for you to evaluate an investment in our common stock. Pure Country has had no operating history and has received no revenues or earnings from operations. The Company has no assets or financial resources. Pure Country will, in all will likelihood sustain operating expenses without corresponding revenues, at least until it is able to secure financing to hire employees who know the arts and crafts industry. This may result in Pure Country incurring a net operating loss, which will increase continuously until the Company raises enough capital to start marketing the arts and crafts that it intends to advertise on the web site that Pure Country intends to develop.
Pure Country will experience risks and uncertainties relating to its ability to successfully implement its business strategy. You must consider the risks, expenses and uncertainties that an early stage company like Pure Country faces. If Pure Country cannot address these risks and uncertainties or is unable to execute its business strategy, Pure Country may not be successful, which could reduce the value of your investment.

Pure Country's plan of operation is highly speculative:
The success of Pure Country's proposed plan of operation will depend to a great extent on the operations, financial condition, and management of the Company after knowledgeable personnel are hired. While management intends to hire appropriate personnel who have an operating knowledge of the arts and crafts industry along with software and Internet sales specialists, there is no assure that the Company will successfully locate employees meeting this criteria. In the event that Pure Country does raise enough capital to hire key employees, build its website and develop a clientele base, the success of the Company would be doubtful. Additionally, Pure Country is dependent upon numerous other factors beyond its control.

Pure Country will likely need additional capital:
Our growth will likely require additional capital, which, if not available when needed could cause us to curtail or even terminate operations. Our independent auditor has expressed doubt concerning our ability to continue as a going concern. Unless we raise additional capital to address this problem we may be unable to continue in business. As disclosed in Note 5 to our financial statements included in this prospectus, we do not have an established source of revenue, which raises substantial doubt about our ability to continue as a going concern. Our abilities to continue operations will depend on our positive cash flow, if any, from future operations and on our ability to raise funds through equity or debt financing. We do not know if we will be able to raise additional funding or if such funding will be available on favorable terms, in which we will be required to modify our growth and operating plan in accordance with the extent of available funding, and we could be forced to terminate operations completely.


Risks related to Pure Country's business
Pure Country has not yet entered the Internet arts and
crafts market.   Once the Company has entered the market,
it will be an insignificant participant in the business of providing arts and crafts through the Internet. A large number of established and well-financed entities are currently active in the business of providing arts and crafts over the Internet. Nearly all the Company's competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Pure
Country. The Company is, consequently, at a competitive disadvantage in being able to provide such services and become a successful company in the Internet industry.
Therefore, Pure Country may not be able to establish itself within the industry at all.

Risks related to the Internet infrastructure:
The growth and increasing volume of Internet traffic may cause performance problems that may adversely affect the development of our Internet-based business. The growth of Internet traffic to high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. The international marketplace is even less developed in its Internet infrastructure, which may pose problems in the form of delays, interruptions and communication failures. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. Network capacity constraints, especially at times of peak usage, can prevent or delay access to connect to the Internet. If our existing or potential customers experience delays on the Internet, the adoption or use of our Internet-based, interactive shopping and informational website may grow more slowly than we expect or even decline. Consequently, we may have difficulty obtaining new customers, or maintaining our existing customers, either of which could reduce our potential revenues.

Risks associated with the Internet security:
Security risks and other disruptive events with respect to the Internet could harm Pure Country by jeopardizing customer confidence.
Both our infrastructure and the infrastructure of Internet service providers could be vulnerable to unauthorized access, computer viruses or similar disruptive problems and system failures. Security and disruption problems with the Internet or our website may prevent customers and potential customers from accessing our website.
Third parties could potentially jeopardize the security of confidential information stored in our computer systems or our customers' computer systems. Customers generally are concerned with security and privacy on the Internet and any publicized security problems could deter customers from conducting transactions with us. In addition, we could lose customers if our service, or the Internet in general, was perceived as not having adequate data security.
If any compromise of security were to occur, it could have a material adverse effect on our potential clients, business, prospects, financial condition and results of operations. We cannot be sure that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business.
Pure Country's computer systems are also subject to damage caused by fire, flooding, telecommunications failures, power loss, software related system failures and various similar events. Any of these events, whether intentional or accidental, could lead to interruptions, delays or cessation of service. Protecting against the threat of security breaches or alleviating problems caused by breaches may be expensive to solve and could require us to spend significant capital or other resources. Although we maintain redundant computing and/or communication resources, if there should be a complete failure of such systems, our insurance policies will not adequately compensate us for any losses that may occur due to such failures or interruptions in our business.

Risk due to managements limited time devoted to Pure
Country:
The directors and officers of Pure Country will only devote part time efforts to this business due to other business interests.
While seeking investment and personnel with knowledge of the Internet industry, management anticipates devoting up to twenty hours per week to the business of Pure Country. Our officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. Pure Country has not obtained key man life insurance on its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our Company's business and its likelihood of continuing operations.

Risks related to lack of managements experience.
Our management has little or no experience in operating an online retail company. The success of the business will depend in large part on its ability to establish Pure Country as an effective online retail company. If this development fails to materialize or to generate sufficient revenue, we may have to seek additional employees with more substantial experience. Likewise, Pure Country anticipates that in order to attract an adequate number and caliber of professionals, Pure Country will need to enter into employment or consulting agreements with experienced individuals. There can be no assurance that Pure Country will be able to attract the quantity or caliber of individuals necessary to achieve and sustain profitable operations.

Risk related to the failure of Pure Country's market concept:
Should we fail to successfully market the concept, our business may fail and you could lose your entire investment.
Pure Country intends to devote its efforts almost entirely to the marketing of hand made crafts through its Internet website. The success of Pure Country is currently dependent on a single retailing concept. Moreover, Pure Country has virtually no independent marketing capabilities and experience.

Risks related to this offering
Sales of Pure Country's shares by the selling shareholders in a Concurrent Offering may make it difficult or impossible to sell shares in this Current
Offering.
The selling security holders represent 48.2 % of the total shares of this offering. Based on shares outstanding as of December 31, 2001, upon completion of this offering we will have outstanding 9,000,000 shares of common stock. The shares of common stock sold in this offering and the concurrent Selling Shareholders, offerings will be freely tradable in the public market without restrictions or further registrations under the 1933 Act. Concurrent with the offer and sale of shares of our common stock described in this Prospectus, our Selling Shareholders may offer 2,712,000 shares of Pure Country's common stock for sale in a non-underwritten offering by this Prospectus. Sale of a substantial number of shares of our common stock in the public market by our Selling Shareholders concurrently with this offering could depress the market price of our common stock and could impair our ability to raise capital by preventing us from selling all of the shares in the offering.
As holders of a significant amount of Pure Country's securities, our founders and principal executive officers and directors, will have the opportunity to profit from any rise in the market value of the common stock or any increase in Pure Country's net worth.

Risk due to lack of public market for Pure Country's stock:
There is currently no public market for the stock in Pure Country. There may not be a market for the securities after the offering and it might be difficult for you to sell your shares. Pure Country is not currently and never has been marketed on any stock exchange or NASDAQ, including the OTC bulletin board system or the pink sheets and any purchasers of Pure Country's common stock may find it extremely difficult to dispose of their shares. We do not currently meet the requirements such as income and shareholders' equity, to have our shares listed on a stock exchange in the United States or quoted on NASDAQ. Pure Country has a market maker who is willing to make a market in our common stock, but we cannot give any assurance that this market maker will be successful. We expect that initially any market will be on the OTC Bulletin Board. Consequently, the securities may be an illiquid long-term investment.

Risks related to stock price fluctuations:
The stock price may experience extreme price and volume fluctuations, and investors in Pure Country's stock may not be able to resell their shares at or above the offering price.
If Pure Country is able to market its stock on the OTC bulletin board, the market price of the Common Stock could be subject to significant fluctuations in response the Company's operating results and other factors, and the market price of the Common Stock may decline below the public offering price. Developments in the arts and crafts industry or changes in general economic conditions could adversely affect the market price of the Common Stock. In addition, the stock market has from time to time experienced extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded.

Risk related to Pure Country receiving little or no funding from this offering.
In the event we sell any amount, which is significantly less than the total aggregate amount of 3,000,000 shares offered, we might not be able to develop and market our products and services. We also would not be able to take advantage of acquisition or investment opportunities. Additionally, Pure Country would not be able to implement its operations, or significantly increase the size of our work force and infrastructure to the extent we could if we sold more shares.

Forward-Looking Statements

This prospectus contains "forward-looking statements." These statements may include statements regarding:
*    Pure Country's business strategy;
*    Our plans for hiring personnel;
* The adequacy of anticipated sources of funds, including the proceeds from this offering; and
* Statements about our plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

When used in this prospectus, the words "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following this offering, we assume no obligation to update any forward-looking statements contained in this prospectus.

                         Use of Proceeds

The Current Offering is being done on a best efforts basis. The net proceeds to be used from this offering, after deducting estimated offering related expenses of $7,500, will be approximately $292,500 if all the shares offered by Pure Country are sold. It is possible that we will not sell any shares in the offering. The following table sets forth the use of estimated net proceeds, and prioritization of net proceeds expected to be received from this offering. Actual receipts and expenditures may vary from these estimates.

We propose to use the net proceeds as follows, in order of priority:

                     25%        50%        75%        100%
                  ---------  ---------  ---------   ---------
                      -          --         --         ---
Gross Proceeds           $    $ 150,000  $ 225,000  $ 300,000
                    75,000
Offering             7,500        7,500      7,500      7,500
expenses
                  --------    ---------  ---------  ---------
                     -----          ---        ---       ----
                         $    $ 142,500  $ 217,500  $ 292,500
                    67,500

Working capital:
 Administration      6,875       13,750     20,625     27,500
Web Site            25,000       50,000     75,000    100,000
Office
equipment:
 Computer           17,500       35,000     52,500     70,000
equipment
Salaries:
 Consultants        16,250       32,500     48,750     65,000
                  --------    ---------  ---------  ---------
                      ----          ---       ----        ---
   Total net             $    $ 142,500  $ 217,500  $ 292,500
proceeds            67,500

Assuming we sell all the shares, we believe that we will be able to begin putting our business plan into effect, as well as sustain us for the next 12 months. We believe we need to raise all of the proceeds to effectively implement our business plan and less than that amount will require us to limit the amount we spend on salaries and to purchase materials and office equipment. The working capital reserve may be used for general corporate purposes to operate, manage and to contract a web hosting company as well as a website manager. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to any acquisition of merchandise or materials.

The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds and its order of priority. These funds may be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. In the event our plans or assumptions change or prove to be inaccurate, we might seek additional financing through loans or other financing arrangements sooner than currently anticipated. Should Pure Country fail to market less than 3% of the offering, the officers and directors of Pure Country will advance the funds necessary to cover the offering costs of $7,600.

The proposed allocation of the net proceeds represents our management's best estimate of and the current intentions concerning the expected use of funds to finance our activities in accordance with our management's current objectives and market conditions. Our management and Board of Directors may allocate the funds in significantly different proportions, depending on their needs at the time. Pending application of the net proceeds in the manner mentioned above, the proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Pure Country presently does not pay its officers and directors any amount of salary. In the event we are successful in completing this offering, we propose that, initially, we will hire consultants on a per project basis and outsource our web management and web design in order to keep costs down.

        [ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]

                         Use of Proceeds

Pure Country will not receive any of the proceeds from the sale of the shares by the selling security holders but have agreed to bear all expenses for registration of the shares under federal and state securities laws. All proceeds from the sale of the common stock by the selling security holders will be paid to them.

                 Determination of Offering Price

The offering price of the shares to be sold by Pure Country have been arbitrarily determined by the Company based upon factors like it's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

        [ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]

                 Determination of Offering Price

The selling security holders will offer and sell the shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The price of the offered shares is based on our management's belief about the value of our business plan. Our common stock is presently not traded on any market or securities exchange, although a market maker has been contacted an application for us to become eligible for quotation on the OTC Bulletin Board.



                    Selling Security Holders

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each selling security holder as of December 31, 2001, the number of shares that each may offer, and the number of shares of common stock beneficially owned by each selling security holder upon completion of the offering, assuming all of the shares are sold.

                    Before the Offering     After the Offering
                     Shares                 Shares
Name of Selling    Beneficial Percentage  Beneficial  Percentage
Security Holder     ly Owned   of Common   ly Owned    of Common
                                 Stock                   Stock
LeRoy V. Abbott      48,000          *         0           *
(1)
Linda C. Abbott      48,000          *         0           *
(1)
Alan J. Albert (2)  102,000       1.7%         0           *
Nancy L. Albert     102,000       1.7%         0           *
(2)
Darrel C. Apel (3)   98,400      1.64%         0           *
Randall L. Apel      48,000          *         0           *
(3)
Terri Ann Apel (3)   98,400      1.64%         0           *
James H. Brody       48,000          *         0           *
Jan Ellen Cerva      48,000          *         0           *
Amy L. Cline         42,000          *         0           *
Sandra L. Duncan     42,000          *         0           *
Peggy L. Edwards     42,000          *         0           *
Robert K. Edwards    72,000       1.2%         0           *
Paul J.C. Eslick    120,000       2.0%         0           *
(4)
Shane A. Eslick      72,000       1.2%         0           *
(4)
Sherrie Eslick (4)   84,000       1.4%         0           *
Patricia Ann         48,000          *         0           *
Feller
Linda C. Fontana     48,000          *         0           *
Charlene L. Hague    72,000       1.2%         0           *
Judith Hazuka        72,000       1.2%         0           *
Jean E. Henning      72,000       1.2%         0           *
Sandy L. Joaquin     84,000       1.4%         0           *
Stacey Kettle        42,000          *         0           *
Robert Knapp         48,000          *         0           *
Gary R. Lindberg     90,000       1.5%         0           *
(5)
Marice A. Lindberg   90,000       1.5%         0           *
(5)
Cheryl Mall          4,800           *         0           *
Patrick R. McCann    42,000          *         0           *
Roger L. McCollom   132,000       2.2%         0           *
(6)
Janice M. Eagles    132,000       2.2%         0           *
(6)
Darryl L. Murphy     72,000       1.2%         0           *
(7)
Thelma L. Murphy     72,000       1.2%         0           *
(7)
Cynthia Jean         42,000          *         0           *
O'Brien
Eleanor H. Perry     54,000          *         0           *
Richard M.           42,000          *         0           *
Rutledge
Jeffrey K. Shepard   42,000          *         0           *
(8)
Wesley D. Sheppard   42,000          *         0           *
(8)
Milton Sills         42,000          *         0           *
Susan J. Smith (9)   48,000          *         0           *
James A. Smith,      48,000          *         0           *
III (9)
Renee Madeline       48,000          *         0           *
Smythe
Pamela Sue           48,000          *         0           *
Springer
Howard Stiebel       96,000       1.6%         0           *
(10)
Kathryn Stiebel      96,000       1.6%         0           *
(10)
Shelley R. Stiebel   48,000          *         0           *
(10)
George D. Timmons   144,000       2.4%         0           *
(11)
Rita F. Timmons     144,000       2.4%         0           *
(11)
Kenneth Wayne Vega  112,800      1.88%         0           *
(12)
Tammy I. Vega (12)  112,800       1.88         0           *
Pauline Lydia        48,000          *         0           *
Walston

                  -----------------------------

*Denotes less than 1% of the issued and outstanding shares of common stock.

(1) LeRoy Abbott is the father of Linda C. Abbott. Both of which disclaim beneficial ownership of each other's shares. Linda
     Abbott is an adult.

(2) Alan and Nancy Albert are husband and wife, therefore they jointly hold 102,000 shares, of Pure Country's outstanding stock.

(3) Teri Ann Apel and Darrel Apel are husband and wife, therefore they jointly hold 98,400 shares Pure Country's outstanding stock. Randall Apel is the brother of Darrel
     Apel and the brother-in-law of Terri Ann Apel.

(4) Paul J.C. Eslick is the father of Sherrie Eslick, both of which disclaim beneficial ownership of each other's shares. Sherrie Eslick and Shane Eslick are mother and son. Both of which disclaim beneficial ownership of each other's shares. Shane Eslick is an adult. Paul J.C. Eslick is the brother of Lewis Eslick, both of which disclaim beneficial ownership of each other's shares.

(5) Gary Lindberg and Marice Lindberg are husband and wife therefore they jointly hold 90,000 shares of Pure Country's outstanding stock.

(6) Roger McCollom and Janice Eagles are husband and wife therefore they jointly hold 132,000 shares of Pure Country's outstanding stock.

(7) Thelma Murphy and Darryl Murphy are mother and son. Both of which disclaim beneficial ownership of each other's shares.
     Darryl Murphy is an adult.

(8) Jeffrey and Wesley Shepard are brothers, both of which disclaim beneficial ownership of each other's shares.

(9) James and Susan Smith are brother and sister, both of which disclaim beneficial ownership of each other's shares.

(10) Howard Stiebel and Kathryn Stiebel are husband and wife therefore they jointly hold 96,000 shares of Pure Country's outstanding stock. Shelly Stiebel is the daughter of Howard and Kathryn Stiebel, and disclaims beneficial ownership of each other's shares.

(11) George Timmons and Rita Timmons are husband and wife therefore they jointly hold 144,000 shares of Pure Country's outstanding stock.

(12) Kenneth Vega and Tammy Vega are husband and wife therefore they jointly hold 112,800 shares of Pure Country's outstanding stock.
(13) Lewis Eslick, the current president and director of Pure Country, is the Managing Director of Xaxon Immobilien und Anlagen Consult GmbH, therefore Mr. Eslick has control of a total of 1,116,000 shares, which represents 18.6% of the Company's outstanding stock.

We are registering all of the shares, which are held by the listed selling security holders. The selling security holders may sell their shares from time to time in broker's transactions or otherwise. Because the selling security holders may sell all, some or none of the shares held, we cannot estimate the number of shares that will be held by the selling security holders after the offering. For purposes of the above table, we have assumed that all of the shares offered by the selling security holders will be sold.

                      Plan of Distribution

The shares of common stock are being offered by us on a "best efforts" basis with respect to the 3,000,000 Shares, which will be made available to the public at $0.10. No one has committed to purchase or take down any of the shares offered. In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by wire transfer or check payable to Pure Country. This offering will terminate within 180 days of the date of the prospectus. There can be no assurance that any or all of the Shares being offered will be sold. No commissions or other fees will be paid, directly or indirectly, by Pure, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of particular matters by legal counsel. We reserve the right to withdraw, cancel or modify this offer and to reject any offer in whole or in part. We have not, and do not intend to establish a maximum number of shares that can be purchased by each investor in the offering. We have arbitrarily established a minimum number of shares that can be purchased by each investor in the offering. The minimum number of shares will be no less than 3,000 shares per investor.

Our officers and directors, Lewis Eslick, President/Director, Leslie Eslick, Secretary/Director and Patsy Harting, Treasurer/Director, have been authorized to sell all the shares of our common stock pursuant to this prospectus to any and all suitable investors in specific states in which these securities are registered or are exempt from registration. They will inform their friends and acquaintances upon delivery of this Prospectus regarding the status of the State Registrations.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934. The offering will be conducted by our officers. Although they are associated persons of Pure Country as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

     * They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

     * They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

     * They are not associated persons of a broker or dealers at the time of their participation in the sale of our securities.

     *    These persons meet the conditions of paragraph
          (a)(4)(iii) of Rule 3a4-1 of the Act and accordingly they will restrict their participation to the following activities:

          1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation of a potential purchaser by them;

          2. Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

          3. Performing ministerial and clerical work involved in effecting any transaction.

Pure Country. has no arrangements or agreements, verbal or written, with any underwriters to help underwrite this offering.
Practicing

The selling security holders represent 48.2 % of the total shares of this offering. Based on shares outstanding as of May 8, 2002, upon completion of this offering we will have outstanding 9,000,000 shares of common stock. The shares of common stock sold in this offering and the concurrent Selling Shareholders, offerings will be freely tradable in the public market without restrictions or further registrations under the 1933 Act. Concurrent with the offer and sale of shares of our common stock described in this Prospectus, our Selling Shareholders may offer 2,712,000 shares of Pure Country's common stock for sale in a non-underwritten offering by this Prospectus. Sales of a substantial number of shares of our common stock in the public market by our Selling Shareholders concurrently with this offering could depress the market price of our common stock and could impair our ability to raise capital by preventing us from selling all of the shares in the offering.

None of our officers or directors are selling security holders and none of our officers or directors will sell or assist in the sale of shares owned by the selling security holders. Our officers and directors will not receive commissions or other offering remuneration of any kind for selling shares in this offering. Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

        [ALTERNATE SECTION FOR SELLING SECURITY HOLDERS]

                       Concurrent Offering

The selling security holders may either sell their shares directly to a purchaser or through the use of a broker-dealer. We will not sell shares on any selling security holder's behalf. None of our officers or directors are selling security holders and none of our officers or directors will sell or assist in the sale of shares owned by the selling security holders.

We have not authorized anyone to give any information or to make any representations concerning this offering other than those contained in this prospectus. You should not rely on any representation made by any third parties. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction where that offer or solicitation is unlawful. The delivery of this prospectus or any sale of securities does not imply that the information in this prospectus is correct as of any date later than the date of this prospectus.

The selling security holders may be considered to be an underwriter under the Securities Act. We are not currently planning to register the shares of common stock owned by the selling security holders in any state. Various states may have exemptions from the registration requirements of their securities act that would allow the selling security holders to sell their shares to others. Various states have exemptions from the registration requirements for securities that allow securities to be sold in non-issuer transactions. The selling security holders are not issuers of the shares and may be able to rely on these exemptions. If the selling security holders are not able to rely on these non-issuer exemptions, we will assist the selling security holders in registering or qualifying the shares for sale in the particular state.

Any person who purchases the shares of common stock from a selling security holder will be able to resell the shares under state secondary market sales exemptions.

The states may permit secondary market sales of the securities:

  * once we publish the necessary financial and other information about ourselves in a recognized securities manual. These manuals include Standard & Poor's Corporation
    Records, Moody's and Fitches.

  * after a time period required by that state has elapsed from the date we issued the securities.

  * under exemptions that may apply to some investors based upon the investors qualifications.

  * as a reporting company under the Securities Exchange Act of 1934; and

  * as covered securities under Section 18(b)(4)(A) of the Securities Act, as long as any notice and fee requirements of the states have been met.

Regulation M

Pure Country has informed the selling shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of Pure Country's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of Pure Country's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing Pure Country's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling Pure Country's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

                        Legal Proceedings

Neither Pure Country nor any of its officers or its directors is a party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding other than routine litigation that is incidental to its business.

  Directors, Executive Officers, Promoters And Control Persons

The members of the Board of Directors of Pure Country serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.

The Company's officers and directors will devote their time to the business on an "as-needed" basis, which is expected to require approximately 80 hours per month.

Information as to the directors and executive officers of the Company is as follows:

    Name/Address                 Age     Position
    Lewis M. Eslick              63      President/Direc
    8764 Carlitas Joy Court              tor
    Las Vegas, NV 89117
    Leslie B. Eslick             49      Secretary/Direc
    8764 Carlitas Joy Court              tor
    Las Vegas, NV 89117
    Patsy Harting                61      Treasurer/Direc
    14133 Elmira Circle                  tor
    Magnolia, CA 95954

Lewis M. Eslick; President

Mr. Eslick has been President and a Director of the Registrant since April 1997.

Since April 1997, Mr. Eslick has been the president and director of Music Etc., Inc., a company involved in establishing an online business, which will offer instructions for music lessons via the Internet.

Since August of 1995, he has been an owner and served as Geschaeftsfuehrer (Managing Director) of Xaxon Immobilien und
Anlagen Consult GmbH.

From  April  1994, through December 1994, Mr. Eslick was  CEO  of
Travel Masters, which became a publicly traded company.

From 1986 to the Present, Mr. Eslick has been CEO of Mirex, Inc., an international consulting firm.

From 1981 to 1983, Mr. Eslick was the project manager for Rosendin Electric.

Mr.   Eslick  served  as  the  Managing  Director  of   Interface
Idrocarbure, Inc. S.A. that actively traded in the international spot oil market.

From  1954  to  1958, Mr. Eslick served in  the  US  Navy  as  an
Aviation Electronics technician.

Leslie B. Eslick; Secretary

Ms.  Leslie  B.  Eslick  has  been a  Shareholder,  Director  and
Secretary of the Registrant since April 1997.

Since April 1997, Ms. Eslick has been the secretary and director of Music Etc., Inc., a company involved in establishing an online business, which will offer instructions for music lessons via the Internet.

From August 1995 to November 2000, she was an owner and served as
Geschaftsfuhrina   (Assistant   Managing   Director)   of   Xaxon
Immobilien  und Anlagen Consult GmbH. Prior to 1995,  she  was  a
Director and Vice-President of Mirex, Inc.

Ms.  Eslick served as an Assistant Managing Director of Interface
Idrocarbure, Inc. S.A

Ms. Eslick attended the University of California at Berkley.

Patsy Harting; Treasurer

Mrs. Harting has been an officer and director of the Registrant since April 1997.

Since April 1997, Mrs. Harting has been the treasurer and director of Music Etc., Inc., a company involved in establishing an online business, which will offer instructions for music lessons via the Internet.

Since 1996, Mrs. Harting has been a Phlebotomist working in the Intensive Care Unit and the laboratory at Inlow Hospital, Chico, California. Her duties consist of the normal activities associated with the care of the critically ill and post surgery patients.

Prior  to  that,  during  the years from 1983  until  1996,  Mrs.
Harting was the owner of PJ's Red Onion, located in Paradise, CA.

Relationships among officers and directors: Lewis Eslick, President and Director, is the brother of Patsy Harting the Treasurer and Director. Lewis Eslick is the ex-husband of Leslie
Eslick, Secretary and Director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth each person known to us, as of December 31, 2001, to be a beneficial owner of five percent (5%)
or more of Pure Country's outstanding common stock.   Each
officer and director individually, and all executive officers and directors as a group are identified. No other class of voting securities is outstanding. Each person is believed to have sole voting and investment power over the shares. Except as noted, each person has sole voting and investment power with respect to the shares shown. None of the beneficial owners has the right to acquire any shares of Pure Country's common stock within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations. Unless otherwise indicated, the persons named directly own all shares.


   Name and Address of      Amount and Nature of   Percent of
   Owner                    Beneficial Ownership      Class
   Lewis Eslick (1)
   8764 Carlitas Joy Ct.     1,080,000 shares,
   Las Vegas, NV  89117               directly        18.6%
                                   36,000
                            shares, indirectly
   Leslie Eslick (1)
   8764 Carlitas Joy Ct.     1,080,000 shares,        18.0%
   Las Vegas, NV  89117               directly
   Patsy Harting (2)
   14133 Elmira Circle       1,044,000 shares,
   Magnolia, CA  95954                directly            18.2%
                                48,000 shares,
                                    indirectly
   Includes all officers
   and directors of Pure             3,288,000            54.8%
   Country as a group (3
   persons)
                 _______________________________


(1) Lewis Eslick, the current president and director of Music Etc., Inc., is the Managing Director of Xaxon Immobilien und Anlagen Consult GmbH, which owns 36,000 shares of the Company's common stock. Therefore, together with his holdings of 1,080,000 shares, Mr. Eslick has beneficial ownership of a total of 1,116,000 shares, which represents 18.6% of Pure Country's outstanding stock.

     Leslie Eslick is the former wife of Lewis Eslick, both of which disclaim beneficial ownership of each other's shares.
     Lewis Eslick is the brother of Patsy Harting, both of which disclaim beneficial ownership of each other's shares.

     Paul J.C. Eslick is the father of Sherrie Eslick, both of which disclaim beneficial ownership of each other's shares. Sherrie Eslick and Shane Eslick are mother and son. Both of which disclaim beneficial ownership of each other's shares. Shane Eslick is an adult. Paul J.C. Eslick is the brother of Lewis Eslick, both of which disclaim beneficial ownership of each other's shares.

(2)  Patsy  Harting directly owns 1,044,000 shares of the  common stock  of  the  Company. 48,000 shares of common  stock  are
     owned   by   her   husband  and  therefore  deemed   to   be
     beneficially owned by Mrs. Harting.

                    Description of Securities

Common Stock

Pure Country's Articles of Incorporation originally authorized the issuance of 25,000 shares of common stock with no par value. An Amendment was completed on September 21, 1999, increasing the share issuance to 50,000,000 shares of common stock with a par value of $0.001. Of the 50,000,000 authorized common shares of stock, there are 6,000,000 issued and outstanding. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by Pure Country from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of Pure Country, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of Pure Country's stock would be issued to management or promoters, or affiliates or associates of either.

Preferred Stock

Pure Country filed an Amendment to its Articles of Incorporation authorizing the issuance of 10,000,000 shares of preferred stock, with a $0.001 par value per share, none of which have been issued. Pure Country currently has no plans to issue any preferred stock. Pure Country's board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized, but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however, no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

Pure Country considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in Pure Country's Articles of Incorporation would avoid the possible delay and expense of a share-holder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock, which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right, which may be attached to the terms of any series of preferred stock, may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Pure Country's common stock or any other series of preferred stock which Pure Country may issue. The board of directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms, which it deems to be in the best interest of Pure Country and its shareholders.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Pure Country. While such provisions are intended to enable the board of directors to maximize shareholder value, they may have the effect of discouraging takeovers, which could be in the best interests of certain shareholders. There is no assurance that such provisions will not have an adverse effect on the market value of Pure Country's stock in the future.





              Interest of Named Experts and Counsel

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

    Disclosure of Commission Position on Indemnification for
                   Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pure Country pursuant to the Nevada General Corporation Law or the provisions of Pure Country's Articles of Incorporation, as amended, or Bylaws, or otherwise, Pure Country has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities, other than the payment by Pure Country of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Pure Country will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     Description of Business

Background

Pure Country is a Nevada corporation formed on July 27, 1995.
Our principal place of business is located at 8764 Carlitas Joy
Court, Las Vegas, Nevada 89119.

The original business plan to offer handcrafted wares over the Internet was abandoned due to the lack of funds available in order to implement this business plan. However, management now believes that through the proceeds from this offering, it will be able to raise enough initial capital to begin operations and build a web site.

On July 27, 1995, the Company issued 20 shares of its stock to Cheryl Mall, the original founder for cash. On July 27, 1997, the Company issued 4,500 shares of its stock to the present Secretary; 9,100 shares to the present President; 7,180 shares to the present Treasurer; and 4,200 shares to an individual, who gifted some of his shares to 9 individuals on September 5, 1997. On September 5, 1997, the current President gifted some of his shares to 24 individuals. On August 29, 1997, the current Treasurer gifted some of her shares to 14 individuals. All transfers were made pursuant to Section 4(1) of the Securities Act of 1933, as amended.

The Company was originally authorized to issue 25,000 shares of common stock with no par value. On September 21, 1999, the Company amended its Articles of Incorporation to increase the authorized capital stock to 50,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. On September 21, 1999, the Company also approved a forward stock split on a 240:1 basis, increasing the issued and outstanding shares from 25,000 to 6,000,000 shares of common stock.

Business of Issuer

We are a development stage company seeking to establish an online business involving the selling and purchasing of artisan-handcrafted wares made in the homes of thousands of people across the world.

The officers and directors of Pure Country became aware over the years that many talented people across the United States had no ability to market their products effectively.


Pure Country's management has set milestones that they feel must be achieved for the Company to proceed.

                           Milestones

Our business plan is to develop a web site to sell handcrafted wares over the Internet. We will need to raise a $100,000 of capital from this offering in order to implement our plan of operations for 12 months. Should we not be able to raise enough capital form the Current Offering, we will need to raise additional funds through more offerings of our common stock to achieve the following milestones.

Milestone 1: Engage Consultants and Website Designers.

Should Pure Country be successful with this offering, we will engage Software consultants who will offer the technical knowledge to construct our website. This process would entail running classified ads and conducting interviews.

We also intend to hire a website manager and designer. The website manager and designer would develop our website and make it as user friendly as possible. We anticipate that this process will take no longer than eight to twelve weeks. The cost of hiring these consultants and website managers and designer is estimated to be around $18,000 to $20,000.

Milestone 2: Contract credit card processing services.

We will need to contract at least one credit card processing service in order to take orders through Pure Country's web site. These services will range anywhere from $10/month and $0.25 per transaction fee through CardService International, Inc. to $44.95/per month, which includes the processing fee, for a period of 24 months from iTransact.com (for each transaction over 500 is subject to a $0.10 per transaction fee. We believe we will be able to enter into a contract within one to two weeks following the establishment and operation of our web site.

Milestone 3: Contract various artisans.

We would need to contract with various artisans to market their wares on our web site through our electronic catalog. We believe that we will need to run various classified ads. Management feels this process will take approximately 4 to 6 months. Management believes the cost for the classified ads would be approximately $10,000 to $15,000.

Milestone 4: Market our website.

Pure Country will need to establish a market for its website. Marketing our website would include the obtaining of software which would enable us to be listed on a number of different search engines. We could also have a link through larger websites, which offer similar services and/or content through an affiliate program. We believe we can implement either one or both of these options within two to four months. The cost of this is estimated to be approximately $100, not including any set up fees, if any. The cost of the affiliate program would be a small percentage of our proceeds through the links.

We also feel that additional advertising would need to be placed in newspapers and magazines, which will cost approximately
$10,000.

Milestone 5: Offering additional services.

Should we become successful in offering our initial services of the hand-crafted wares, we will take on further endeavors of offering our wares in international markets, if warranted. We feel that should we choose to pursue these activities, we should be able to offer these services within 18 to 24 months of launching our operations. However, we do not anticipate this coming to fruition until we are able to generate a positive cash flow.

Milestone 6: Achieve Revenues.

It is difficult to quantify how long it will take for Pure Country to start receiving revenues. Management expects that there will be a number of "surfers" who will visit our site prior to actually buying through our catalog. We believe that we should be able to start receiving revenues within the first six to eight months from the launch of our website. However, management feels that it may take slightly longer to actually achieve a positive cash flow.
Assuming that this offering is successful, management believes that it would immediately move forward with the implementation of Milestones 1 through 3. The Company anticipates it will take 60 to 90 days to implement the next steps, and that Milestone 6 would be underway within 18 months.
The expenses of implementing Pure Country's business plan will likely exceed the funds raised by this offering, and the Company will have to obtain additional financing through other sources. No commitments to provide additional funds have been made by management, shareholders or other sources. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Pure Country, if at all.

Market

We believe that the ultimate success of our online business depends to a large degree on the uniqueness and attraction of our concept.

Pure Country plans to obtain a domain name and market its crafts in an electronic catalogue displayed on the Internet via a website that would be designed to appeal to individuals, craft stores and other outlets that may be interested in our artisans wares. We believe that once word spreads about our website, artisans will jump from various markets that otherwise had no way of marketing their goods. Pure Country intends to market our website in such a way as to attract numerous end users by being cross referenced with many existing websites that engage in arts, crafts, hobbies and home businesses.

Our intended marketing activities are to be targeted to two types of consumers. First, towards consumers in need of a special and unique gift not found in traditional stores for a specific purpose, i.e. birthday, anniversary, Mother's Day, Father's Day, Christmas, etc. Second, we also would target consumers who shop online for gifts because it's convenient, quick and secure.

Industry Analysis

The business of selling goods over the Internet is new and dynamic. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon.

The Internet has emerged as a global medium enabling millions of people worldwide to share information, communicate and conduct business electronically. International Data Corporation ("IDC") estimated that the number of Web users would grow from approximately 150 million worldwide in 1998 to approximately 500 million worldwide by the end of 2003. The growing adoption of the Web represents an enormous opportunity for businesses to conduct commerce over the Internet. IDC estimated that commerce over the Internet would increase from approximately $40 billion worldwide in 1998 to approximately $900 billion worldwide in 2003. A portion of IDC's report can be accessed at www.idc.com.

Product Development

All items are to be hand crafted by artisans. Each artisan would pay to Pure Country a subscription fee of $100.00 per year, which would allow the individual artisan to display his/her crafts in an electronic catalogue which would be distributed via a website to users of the internet in all parts of the world. We currently have no web site and do not own a domain name for our business.

The Product

The Company intends to offer through its electronic catalogue hand made quilts, silk flower arrangements, holiday wreaths, methods for drying flowers, hand crafted artworks, paintings, sculpting, hand carved wooden toys, hand woven blankets and shawls, afghans, throws, braided rugs, hand made sun bonnets, the art of stained and leaded glass and their many uses. Pure Country further intends to obtain accomplished artisans with expertise in basketry, batik, candle making, hand weaving, knitting, crocheting, lace making, leatherworking, origami, quilting, sewing, woodworking, and handcrafted dolls, as well as new and exciting crafts from other countries not yet recognized in the United States.

Marketing

In order to market our web site, Pure Country intends to have its site listed on different search engines. We feel this will be the best way to advertise our services for those seeking specially handcrafted items. According to Planet Ocean Communications, an Internet marketing company in Captain Cook, Hawaii, more than 95% of all people on the Web use only eight search engines. Some of the software packages we have been researching are as follows:
PowerSolution's SitePromoter (http://www.sitepromoter.com), which would submit our site to 150 search engines or CyberSleuth Internet Services' Net Submitter Professional (http://www.cyber-sleuth.com/nsp), which offers fully automated submission to hundreds of search engines and directories as well as offering semi-automated support for hundreds of other submission sites. These software products usually cost less than $100.

Purchases.

Once the consumer views the item in detail, they simply click on the order button and the item is placed in their virtual shopping cart. Consumers view the product name and price and fill in the quantity section, if they want more than one of that item. The price (including shipping) is immediately displayed and the customer is given the option of either continuing shopping or proceeding to check out. Any item may be removed prior to check out. To complete the buying process customers click on the "to pay" button and then fill in the required shipping and billing information.

Payment of purchases

Consumers must use credit cards to pay for their purchases. Pure Country will process all credit card transactions. All transactions will be automated and encrypted for complete security.
We intend to utilize one or more of the credit card processing services to provide our customers the option to either pay online with a credit card or have payments deducted straight from their checking accounts. These services will range anywhere from $10/month and $0.25 per transaction fee through CardService
International, Inc. to $44.95/per month, which includes the processing fee, for a period of 24 months from iTransact.com (for each transaction over 500 is subject to a $0.10 per transaction fee.

Distribution and Fulfillment

Product inventory is owned and held by outside artisans and shipped directly from these artisans to consumers.

                           Competition

We will operate in an extremely competitive market and we could lose revenue and consumers to our competitors.
The electronic commerce market, particularly over the Internet, is new, rapidly evolving and competitive, and we expect competition to intensify in the future. We will compete with many other companies, which either offer the same types of merchandise or provide the same or a similar type of sales format to customers. Some current competitors include: companies with online sites such as The Internet Center for Arts and Crafts whose site address is at; www.xmission.com/~arts/; Homespun Peddler whose site address is at www.homespun-peddler.com; and Folkart & Craft Exchange whose site address is at www.folkart.com. This is not an exhaustive list of current competitors.
It is not difficult to enter the online commerce market. Current and new competitors can launch new online commerce web sites at relatively low cost. Competitions in online commerce will likely increase as retailers, suppliers, and manufacturers and direct marketers who have not traditionally sold products and consumer goods directly to consumers through the Internet enter this market segment. Increased competition may result in price reductions, fewer customer orders, reduced gross margins, increased marketing costs or loss of market share, or any combination of these problems. New competitors may emerge and rapidly acquire market share in several ways, including through mergers or by alliances among competitors and vendors. Through such alliances, competitors may also obtain exclusive or semi-exclusive sources of merchandise. In addition, manufacturers may elect to liquidate their products directly over the Internet.
We may not be successful in competing against competitors. Many of these competitors have greater financial, marketing, customer support, technical and other resources than Pure Country may have. As a result, they may be able to secure merchandise from suppliers on more favorable terms than us, and they may be able to respond more quickly to changes in customer preference or to devote greater resources to the development, promotion and sale of their merchandise than we can. If competition increases and our efforts are not successful, we may not be able to command higher margins on the products we sell, or we may lose revenue and customers to our competitors.

Employees

We are currently in a start-up phase with no full time employees. Currently our only employees are our officers and directors, which are comprised of three individuals. All future employees will be hired under an equal opportunity policy and evaluated on a regular basis with regard to merit raises and advancements.

          Management's Discussion and Plan of Operation

The following Plan of Operation should be read in conjunction with our financial statements and notes thereto and the other financial information included elsewhere in this prospectus. In addition to historical information, this plan of operation and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

We are in the developmental stage and have no established source of revenue. Pure Country has neither engaged in any operations nor generated any revenues from operations. Since inception, operations have been limited to developing the concept for our business plan. We believe we will need at least $100,000 in order to be able to continue with our development operations. We are currently developing a business plan to market our web site, through which we offer hand-crafted wares shortly after becoming operational.

As of December 31, 2001, Pure Country has no working capital, and there can be no assurance that our financial condition will improve. The current officers and directors have provided no money to the Company. Investors are being relied upon to provide all the capital needed for the initial development of Pure Country. Management's plan of operation for the next twelve months is to:

     * raise operating capital by selling shares of our common stock through a secondary public offering followed by one or more private placements if necessary;

     *    develop relationships with artisans;

     * provide the facilities and resources necessary to achieve the business goals of the Company; and

     * attract and retain highly qualified employees in order to appropriately staff business operations.

Currently, we use the offices of our President, Lewis Eslick, on a rent-free basis. In addition, he provides all office services at no cost to the Company. We expect this arrangement to continue until such time as we decide that additional office space is required and we have raised enough capital to hire employees and begin to implement our business plan.

We intend to utilize the services of website managers and designers in order to keep our operating costs down. Prices for services which will design our website as well as manage the site range anywhere from $19.95/month to $45/month, some with a start up fee, for the small to medium sized businesses just getting started. Many of these web-hosting services also include ISP services included in the monthly fees. Eventually, in the future, we intend to hire a full-time web page designer and manager once our operations grow to a capacity, which will require our own staff.

                     Description of Property

Pure Country neither owns nor leases any real property at this time. The Company does have the use of office space from one of the directors, Lewis M. Eslick, at no cost to the Company, and Management expects this arrangement to continue. Mr. Eslick also pays for long distance telephone calls and other miscellaneous secretarial, photocopying, and similar expenses. This is a verbal agreement between Lewis M. Eslick and the Board of Directors.

         Certain Relationships and Related Transactions

There are no relationships, transactions, or proposed transactions to report.

     Market for Common Stock and Related Shareholder Matters

Market Information

At present, our shares are not traded publicly. Pure Country hopes to have its common stock quoted on the OTC Bulletin Board.

Holders

There are approximately 55 holders of Pure Country's common stock.

Dividends

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Shares Eligible for Future Sale

3,288,000 shares of the 6,000,000 outstanding shares of Pure Country's common stock are "restricted securities," as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.

All shares registered in the instant offering shall be eligible for resale to the general public should there be a need for this type of securities. Pure Country makes no representations or guarantee that the shares registered hereunder shall have a market for resale.

                     Executive Compensation

Pure Country has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees. The Company has not granted any options to purchase its common stock.

                      Financial Statements

Audited Financial Statements - December 31, 2001

                          TABLE OF CONTENTS


                                                    PAGE #


     INDEPENDENT AUDITORS REPORT                        1


     FINANCIAL STATEMENTS


          BALANCE SHEET                                  2


          STATEMENT OF OPERATIONS                        3


          STATEMENT OF STOCKHOLDERS' EQUITY              4


          STATEMENT OF CASH FLOWS                        5


          NOTES TO FINANCIAL STATEMENTS                6-9



Board Of Directors
Pure Country
Las Vegas, Nevada

          I have audited the accompanying balance sheets of Pure Country, (a development stage company), as of December 31, 2001 and December 31, 2000 and the related statements of stockholders' equity for December 31, 2001 and December 31, 2000 and statements of operations and cash flows for the two years ended December 31, 2001 and December 31, 2000 and the period July 27, 1995 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
          I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
          In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pure Country, as of December 31, 2001 and December 31, 2000 and the related statements of stockholders' equity for December 31, 2001 and December 31, 2000 and statements of operations and cash flows for the two years ended December 31, 2001 and December 31, 2000 and the period July 27, 1995 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.
          The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters, are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kurt D. Saliger C.P.A.
Kurt D. Saliger C.P.A.
February 18, 2002

    1601 South Rainbow Blvd., Suite 220B .Las Vegas, Nevada 89146
              Phone: (702) 367-1988 Fax: (702) 948-8674

                            PURE COUNTRY
                    (A Development Stage Company)

                            BALANCE SHEET
                          December 31, 2001

                               ASSETS

                                            December       December
                                            31, 2001       31, 2000


CURRENT ASSETS                                    $   0           $   0
  Cash                                       ----------       ---------
  TOTAL CURRENT ASSETS                            $   0           $   0
                                             ----------       ---------
      TOTAL ASSETS                                $   0           $   0
                                             ----------       ---------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Officers Advances                            $  3,360          $  475
                                             ----------       ---------
  TOTAL CURRENT LIABILITIES                    $  3,360          $  475

STOCKHOLDERS EQUITY

Preferred Stock, $0.001 Par Value
Authorized 10,000,000 Shares
Issued and Outstanding
At December 31, 2001 - None                       $   0

Common stock, $.001 par value
authorized 50,000,000 shares
issued and outstanding at
December 31, 2000 - 6,000,000 shares                           $  6,000
December 31, 2001 - 6,000,000 shares           $  6,000

Additional paid in Capital                      $   196         $   196

Deficit Accumulated during
development stage                              $ -9,556        $ -6,671
                                             ----------       ---------
TOTAL STOCKHOLDERS' EQUITY                     $ -3,360        $   -475
                                             ----------       ---------
TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY                               $   0           $   0
                                             ----------       ---------


           See accompanying notes to financial statements

                            PURE COUNTRY
                    (A Development Stage Company)
                       STATEMENT OF OPERATIONS
                          December 31, 2001

                           Year          Year          July 27,
                                                       1995
                           Ended         Ended          (Inception)
                           December      December       to December
                           31, 2001      31, 2000       30, 2001

INCOME
Revenue                          $   0           $   0         $   0
                            ----------       ---------    ----------
TOTAL INCOME                     $   0           $   0         $   0
                            ----------       ---------    ----------
EXPENSES

General, Selling
and Administrative             $   885           $   0     $   9,556

Amortization                     $   0           $   0         $   0
                            ----------       ---------    ----------


TOTAL EXPENSES                 $   885           $   0     $   9,556

NET PROFIT (LOSS)             $   -885           $   0    $   -9,556
                            ----------       ---------    ----------
NET PROFIT (LOSS)
PER SHARE                    $   (NIL)           (NIL)         (NIL)
                            ----------       ---------    ----------

AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING            6,000,000       6,000,000     6,000,000



           See accompanying notes to financial statements

                            PURE COUNTRY
                    (A Development Stage Company)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          December 31, 2001


                           Common Stock                         (Deficit)
                        Number                    Additional    Accumu-
                        of                        paid-in       lated
                        Shares       Amount       Capital       Deficit


Balance Dec 31, 1997        25,000       $  6,196           $0     $ -6,196

Net Loss
December 31, 1998                                                   $  -350
                                                                  ---------
Balance Dec 31, 1998        25,000       $  6,196           $0     $ -6,456

Changed from no par
Value to $0.001
September 21, 1999                                  $   -6,171     $  6,171

Forward Stock Split
240 to 1
September 21, 1999       5,975,000       $  5,975   $   -5,975

Net Loss,
December 31, 1999                                                  $   -125
                                                                  ---------
Balance, Dec. 31, 1999   6,000,000         $6,000      $   196     $ -6,671

Net loss
December 31, 2000                                                  $ -2,000
                                                                  ---------
Net loss
December 31, 2001                                                    $ -885
                                                                  ---------
Balance
December 31, 2001        6,000,000      $   6,000      $   196     $ -9,556
                         ---------      ---------      -------    ---------


           See accompanying notes to financial statements

                            PURE COUNTRY
                    (A Development Stage Company)

                       STATEMENT OF CASH FLOWS

                          December 31, 2001

                              Year            Year           July 27,
                                                             1995
                              Ended           Ended          (Inception)
                              Dec. 31,        Dec. 31,       to Dec. 31,
                              2001            2000           2001
Cash Flows from
Operating Activities

  Net Loss                          $  -885           $  -0      $ -9,556

  Adjustment to
  Reconcile net loss
  To net cash provided
  by operating
  Activities

  Amortization                        $   0           $   0         $   0
  Officers Advances                  $  885           $   0       $ 3,360
                                -----------      ----------     ---------

Net cash used in
Operating activities                  $   0           $   0      $ -3,685

Cash Flows from
Investing Activities                  $   0           $   0         $   0

CASH FLOWS FROM
FINANCING ACTIVITIES
Issue Common Stock                        0               0         3,685
                                -----------      ----------     ---------
Net Increase
(Decrease) in cash                    $   0           $   0         $   0

Cash, Beginning
of period                                 0               0             0
                                -----------      ----------     ---------
Cash, End of period                   $   0           $   0         $   0
                                -----------      ----------     ---------



           See accompanying notes to financial statements

                            PURE COUNTRY
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
               December 31, 2001 and December 31, 2000




NOTE 1 -ORGANIZATION AND ACCOUNTING POLICIES

     The Company was incorporated July 27, 1995 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company. The Company will develop a website to purchase and sell hand crafted items. The company intends to charge subscribers a fee for subscription to their web site and each hand crafted item sold.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method

          The Company records income and expenses on the accrual method of accounting.

     Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents

          The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 2001.

     Income Taxes

        Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                            PURE COUNTRY
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
               December 31, 2001 and December 31, 2000


NOTE   2  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

     Reporting on Costs of Start-Up Activities

        In April 1998, the American Institute of Certified Public Accountants issued Statement of position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start- up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share

        Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of December 31, 2001 the Company had no dilutive common stock equivalents such as stock options.

     Year End

          The Company has selected December 31st as its fiscal year end.

     Year 2000 Disclosure

          The year 2000 issue had no effect on the Company.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the year ended
     December 31,2000. The Company's total deferred tax asset as of December 31, 2001 is as follows:

          Net operating loss carry forward              $6,952
          Valuation allowance                           $6,952
          Net deferred tax asset                        $    0

     The federal net operating loss carry forward will expire in 2017 to 2019.

                        PURE COUNTRY
                (A Development Stage Company)

                NOTES TO FINANCIAL STATEMENTS
           December 31, 2001 and December 31, 2000

NOTE 4 STOCKHOLDER'S EQUITY

     Common Stock

        The authorized common stock of the Company consists of 50/000,000 shares with a par value of $0.001 per share.

        On July 27, 1995 the Company issued 20 shares of its no par value common stock in consideration of $200 in cash to one of its directors.

        On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $5,996 in cash to three of its directors.

        On September 21, 1999 the State of Nevada approved
        the Company's restated Articles of Incorporation
        that increased its capitalization          from
        25,000 common shares of no par value to 50,000,000
        common shares with a par value of $0.001 and added
        10,000,000 preferred shares with          a par
        value of $0.001.

        On September 21, 1999 the Company forward split its common stock 240:1 thus increasing the number of outstanding common shares from 25,000 to 6,000,000 shares.

     Preferred Stock

        The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 GOING CONCERN.

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.
        However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                        PURE COUNTRY
                (A Development Stage Company)

                NOTES TO FINANCIAL STATEMENTS
           December 31, 2001 and December 31, 2000





NOTE 6 -RELATED PARTY TRANSACTIONS

     The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 -WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 -OFFICER ADVANCES

     While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

Audited Financial Statements - March 31, 2002

                         PURE COUNTRY

                     FINANCIAL STATEMENTS

                           CONTENTS


                                                           PAGE



     Independent Auditors Report                              1

     Financial Statements

          Balance Sheet                                       2

          Statement Of Operations                           3-4

          Statement Of Stockholders' Equity                   5

          Statement Of Cash Flows                           6-7

          Notes To Financial Statements                    8-11






















                 INDEPENDENT AUDITORS' REPORT

Board Of Directors
Pure Country
Las Vegas, Nevada

     I have audited the accompanying balance sheets of Pure Country, (a development stage company), as of March 31, 2002 and March 31, 2001 and the related statements of stockholders' equity for March 31, 2002 and statements of operations and cash flows for the three months ended March 31, 2002 and the two years ended December 31, 2001 and December 31, 2000 and the period July 27, 1995(inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
     I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pure Country as of March 31, 2002 and March 31, 2001 and the related statements of stockholders' equity for March 31, 2002 and statements of operations and cash flows for the three months ended March 31, 2002 and the two years ended December 31, 2001 and December 31, 2000 and the period July 27, 1995(inception) to March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.
     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Kurt Saliger C. P. A.
Kurt D. Saliger C.P.A.
May 14, 2002



                         PURE COUNTRY
                 (A Development Stage Company)
                        BALANCE SHEETS

                            ASSETS

                                       March          March
                                      31,2002        31, 2001

CURRENT ASSETS
       Cash                           $         0   $         0

       TOTAL CURRENT ASSETS           $         0   $         0


                   TOTAL ASSETS       $         0   $         0

             LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES
       Officers Advances (Note 8)     $     4,360   $     2,475

     TOTAL CURRENT LIABILITIES        $     4,360   $     2,475


     STOCKHOLDERS EQUITY (Note 4)

     Preferred Stock, $0.001 Par Value
     Authorized 10,000,000 Shares
     Issued and Outstanding
     At March 31, 2002 - None         $         0

     Common stock, $.001 par value
     authorized 50,000,000 shares
     issued and outstanding at
     March 31, 2001 - 6,000,000 shares                 $  6,000
     March 31, 2002 - 6,000,000 shares  $   6,000

     Additional paid in Capital       $       196   $       196

     Deficit Accumulated during
     development stage                $   -10,556   $    -8,671


     TOTAL STOCKHOLDERS' EQUITY       $    -4,360   $    -2,475


     TOTAL LIABILITIES AND
     STOCKHOLDERS EQUITY              $         0   $         0

        See accompanying notes to financial statements
                             - 2 -



                         PURE COUNTRY
                 (A Development Stage Company)
                    STATEMENT OF OPERATIONS



                               Three     Three
                               Months    Months   July 27, 1995
                               Ended     Ended      (Inception)
                               March     March       to March
                               31, 2002  31, 2001     31, 2002

INCOME
Revenue                       $       0  $       0  $       0
TOTAL INCOME                  $       0  $       0  $       0

EXPENSES

General, Selling
and Administrative            $   1,000  $       0  $  10,556

Amortization                  $       0  $       0  $       0
TOTAL EXPENSES                $   1,000  $       0  $  10,556


NET PROFIT (LOSS)             $  -1,000  $    -125  $ -10,556

NET PROFIT (LOSS)
per share -  (Note 2)         $  (NIL)   $   (NIL)  $   (NIL)


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING             6,000,000  6,000,000  6,000,000













        See accompanying notes to financial statements

                         PURE COUNTRY
                 (A Development Stage Company)
                    STATEMENT OF OPERATIONS


                               Year        Year      July 27, 1995
                              Ended       Ended     (Inception)
                             December    December    to March
                             31, 2001    31, 2000    31, 2002

INCOME
Revenue                       $       0  $        0  $        0
TOTAL INCOME                  $       0  $        0  $        0

EXPENSES

General, Selling
and Administrative            $     885  $    2,000  $   10,556

Amortization                  $       0  $        0  $        0

TOTAL EXPENSES                $     885  $    2,000  $   10,556

NET PROFIT (LOSS)             $    -885  $   -2,000  $  -10,556

NET PROFIT (LOSS)
PER SHARE (Note #2)           $   (NIL)  $    (NIL)  $    (NIL)


AVERAGE NUMBER OF
SHARES OF COMMON
STOCK OUTSTANDING             6,000,000   6,000,000   6,000,000
















        See accompanying notes to financial statements

                         PURE COUNTRY
                 (A Development Stage Company)
         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        March 31, 2002

                         Common Stock               (Deficit)
                                                   Accumulated
                      Number             Additional   During
                        of                paid-in  Development
                      Shares     Amount   Capital     Stage


Balance,
December 31, 1998        25,000  $  6,196 $       0  $  -6,546

Changed from no par
Value to $0.001
September 21, 1999               $ -6,171 $   6,171

Forward Stock Split
240 to 1
September 21, 1999     5,975,000 $  5,975 $  -5,975

Net loss
December 31, 1999                                    $    -125
Balance, Dec. 31, 1999 6,000,000 $  6,000 $     196  $  -6,671

Net loss
December 31, 2000                                    $  -2,000
Balance
December 31, 2000      6,000,000 $  6,000 $     196  $  -8,671

Net loss
December 31, 2001                                    $    -885

Net loss
March 31, 2002                                       $  -1,000

Balance
March 31, 2002         6,000,000 $  6,000 $     196  $ -10,556










        See accompanying notes to financial statements

                         PURE COUNTRY
                 (A Development Stage Company)
                    STATEMENT OF CASH FLOWS


                              Three       Three
                              Months      Months      July 27, 1995
                              Ended       Ended     (Inception)
                              March       March       to March
                             31, 2002    31, 2001     31, 2002


CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                    $-1,000   $      0      $ -10,559

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization                  $     0   $      0      $       0
Officer Advances              $ 1,000   $      0      $   4,360

Net cash used in
Operating activities          $     0   $      0      $  -6,196


CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock            $     0   $      0      $   6,196

Net Increase
(decrease) in cash            $     0   $      0      $       0

Cash, Beginning
Of period                     $     0   $      0      $       0


Cash, End
Of Period                     $     0   $      0      $       0






        See accompanying notes to financial statements

                         PURE COUNTRY
                 (A Development Stage Company)
                    STATEMENT OF CASH FLOWS


                               Year        Year       July 27, 1995
                              Ended       Ended     (Inception)
                             December    December    to March
                             31, 2001    31, 2000    31, 2002

CASH FLOW FROM
OPERATING ACTIVITIES

Net (Loss)                $    -885     $-2,000      $-10,556

Adjustment to reconcile
net loss to net cash
provided by operating
activities

Amortization              $       0     $      0     $      0
Officer Advances          $       0     $      0     $  4,360

Net cash used in
Operating activities      $       0     $      0     $ -6,196

CASH FLOW FROM
FINANCING ACTIVITIES
Issue Common Stock        $       0     $      0      $ 6,196

Net Increase
(decrease) in cash        $       0     $      0      $     0

Cash, Beginning
Of period                 $       0     $      0      $     0


Cash, End
Of Period                 $       0     $      0      $     0










        See accompanying notes to financial statements

                         PURE COUNTRY
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
               March 31, 2002 and March 31, 2001



NOTE 1 -ORGANIZATION AND ACCOUNTING POLICIES

         The Company was incorporated July 27, 1995 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting Method
          The Company records income and expenses on the accrual method of accounting.

     Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and equivalents
          The Company maintains a cash balance in a non-interest bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of March 31, 2001.

     Income Taxes
          Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                         PURE COUNTRY
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
               March 31, 2002 and March 31, 2001



NOTE   2   -   SUMMARY  OF  SIGNIFICANT  ACCOUNTING   POLICIES
(CONTINUED)

     Reporting on Costs of Start-Up Activities
          In April 1998, the American Institute of Certified Public Accountants issued Statement of position 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities" which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle.

     Loss Per Share
          Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. As of March 31, 2002 the Company had no dilutive common stock equivalents such as stock options.

     Year End
          The Company has selected December 31st as its fiscal year end.

     Year 2000 Disclosure
          The year 2000 issue had no effect on the Company.

NOTE 3 - INCOME TAXES

     There is no provision for income taxes for the year ended December 31,2000. The Company's total deferred tax asset as of March 31, 2002 is as follows:
          Net operating loss carry forward             $10,556
          Valuation allowance                          $10,556
          Net deferred tax asset                        $    0
     The federal net operating loss carry forward will expire in 2017 to 2019.

                         PURE COUNTRY
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
               March 31, 2002 and March 31, 2001


NOTE 4 STOCKHOLDER'S EQUITY
     Common Stock
          The authorized common stock of the Company consists of 50,000,000 shares with a par value of $0.001 per share.

          On July 27, 1995 the Company issued 20 shares of its no par value common stock in consideration of $200 in cash to one of its directors.

          On July 27, 1997 the Company issued 24,980 shares of its no par value common stock in consideration of $5,996 in cash to three of its directors.

          On September 21, 1999 the State of Nevada approved the Company's restated Articles of Incorporation that increased its capitalization from 25,000 common shares of no par value to 50,000,000 common shares with a par value of $0.001 and added 10,000,000 preferred shares with a par value of $0.001.

          On September 21, 1999 the Company forward split its common stock 240:1 thus increasing the number of outstanding common shares from 25,000 to 6,000,000 shares.

     Preferred Stock
          The authorized preferred stock of the Company consists of 10,000,000 shares with a par value of $0.001 per share.

NOTE 5 GOING CONCERN.

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                         PURE COUNTRY
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
               March 31, 2002 and March 31, 2001

NOTE 6 -RELATED PARTY TRANSACTIONS

     The Company neither owns nor leases any real or personal property. An officer of the Company provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. the officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 -WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 8 -OFFICER ADVANCES

     While the Company was seeking additional capital to advance its business plan, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

          Changes In and Disagreements With Accountants

On February 1, 2001, Pure Country engaged the accounting firm of
Kurt Saliger to serve as its new principal independent accountant. Mr. Saliger replaces Barry Friedman as the Company's principal auditor. Mr. Barry Friedman passed away in December of 2000.


The former accountant's report on the financial statements for the fiscal year 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the subsequent interim period preceding the passing of Mr. Friedman, there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if any, if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s), if any, in connection with its reports.

               Where You Can Find More Information

The Company has filed a Registration Statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term Registration Statement means the initial registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to Pure Country and the common stock offered, please refer to the registration statement, including the exhibits.

Following the effectiveness of this Registration Statement the Company intends to file a separate registration statement on Form 8-A, at which time Pure Country will become subject to the informational requirements of the Exchange Act, and in accordance will file periodic reports, proxy and information statements, and other information with the Commission. Pure Country will file reports, registration statements, proxy and information statements, and other information filed by the Company with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

                             Experts

Kurt Saliger, P.C., an independent public accountant located in Las Vegas, Nevada, audited the audited financial statements of Pure Country as of December 31, 2001 and 2000. His report regarding Pure Country's financial statements is included in this prospectus in reliance upon his authority as expert in accounting, auditing, and giving such reports.

                          Legal Matters

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, have acted as Pure Country's legal counsel regarding the validity of the securities being offered by this prospectus.



              Outside back cover page of prospectus
Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------
                     Up to 3,000,000 Shares
                          Pure Country
                          Common Stock
                 -------------------------------
                           Prospectus
                 -------------------------------
                          Pure Country
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688

          [ALTERNATE PAGE FOR SELLING SECURITY HOLDERS]

              Outside back cover page of prospectus

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------
                       Concurrent Offering
                     Up to 2,712,000 Shares
                          Pure Country
                          Common Stock
                 -------------------------------
                           Prospectus
                 -------------------------------
                          Pure Country
                     8764 Carlitas Joy Court
                       Las Vegas, NV 89117
                         (702) 228-4688

                             Part II

             Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

Pure Country's Articles of Incorporation and By-laws provide that the Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Pure Country currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution


      SEC Registration Fee               $       76.50
      Blue Sky Fees and Expenses         $        0.00
      Legal Fees and Expenses            $    6,000.00
      Accountants' Fees and Expenses     $    1,000.00
      Miscellaneous                      $      500.00
      Total                              $    7,576.50

The above expenses, except for the SEC fees, are estimated.  Pure
Country will pay all of the expenses listed above.

Item 26.   Recent Sales of Unregistered Securities

There are no transactions to report.

Item 27.   Exhibits and Financial Statement Schedules

(a)  Exhibits

     Number   Description

     3.1**    Articles of Incorporation (incorporated by
               reference to Exhibit 3.1a to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on June 23, 2000, File No. 000-30255).

     3.1b*    Certificate of Amendment to Articles of
               Incorporation.

     3.2**    By-laws (incorporated by reference to Exhibit
               3.2b to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on June 23, 2000, File No. 000-30255).

     5*       Opinion of Chapman & Flanagan, Ltd. as to
               legality.

     23.1*    Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2*    Consent of Kurt Saliger.


*    Filed herewith.
**   Previously filed.

(b)  Financial statement schedules

All applicable information is included in the audited and unaudited financial statements.

Item 28.   Undertakings

     The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
               i.include any prospectus required by section
                 10(a)(3) of the Securities Act;
               ii.    reflect in the prospectus any facts or
                 events which, individually or together,
                 represent a fundamental change in the
                 information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered
                 would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
               iii.   include any additional or changed material
                 information on the plan of distribution.
          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
         ______________________________________________


                           Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2(a)1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on this 10th day of May, 2002.

                                   Pure Country

                                   By:  /s/ Lewis Eslick
                                         Lewis M. Eslick,
                              President


                    Special Power of Attorney

The undersigned constitute and appoint Lewis M. Eslick their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2(a)1 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated have signed this registration statement:

     Signature                 Title                 Date


 /s/ Lewis Eslick     President/Director          May 10, 2002
Lewis M. Eslick


 /s/ Leslie Eslick    Secretary/Director          May 10, 2002
Leslie B. Eslick


 /s/ Patsy Eslick     Treasurer/Director          May 10, 2002
Patsy Harting



                          Exhibit Index

     Number   Description

     3.1**    Articles of Incorporation (incorporated by
               reference to Exhibit 3.1a to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on June 23, 2000, File No. 000-30255).

     3.1b*    Certificate of Amendment to Articles of
               Incorporation.

     3.2**    By-laws (incorporated by reference to Exhibit
               3.2b to the Registrant's registration statement on Form 10-SB filed with the Securities and Exchange Commission on June 23, 2000, File No. 000-30255).

     5*       Opinion of Chapman & Flanagan, Ltd. as to
               legality.

     23.1*    Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2*    Consent of Kurt Saliger, a Certified Public
               Accountant


*    Filed herewith.
**   Previously filed.